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                  SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP
                        EXHIBIT 21 - LIST OF SUBSIDIARIES


8920 Associates, a Florida general partnership

Apache Junction MHC, LLC, a Michigan limited liability company

Apple Orchard, LLC, a Michigan limited liability company

Arizona Finance L.L.C., a Michigan limited liability company

Aspen-Allendale Project, L.L.C., a Michigan limited liability company

Aspen-Alpine Project, L.L.C., a Michigan limited liability company

Aspen-Arbor Terrace, L.P., a Delaware limited partnership

Aspen-Bonita Lake Resort Limited Partnership, a Michigan limited partnership

Aspen-Breezy Project Limited Partnership, a Michigan limited partnership

Aspen-Brentwood Project, L.L.C., a Michigan limited liability company

Aspen-Byron Project, L.L.C., a Michigan limited liability company

Aspen-Country Project, L.L.C., a Michigan limited liability company

Aspen-Cutler Associates, L.L.C., a Michigan limited liability company

Aspen-Ft. Collins Limited Partnership, a Michigan limited partnership

Aspen-Grand Project, L.L.C., a Michigan limited liability company

Aspen-Holland Estates, L.L.C., a Michigan limited liability company

Aspen-Indian Project Limited Partnership, a Michigan limited partnership

Aspen-Kings Court, L.L.C., a Michigan limited liability company

Aspen-Paradise Park II Limited Partnership, a Michigan limited partnership

Aspen-Presidential Project, L.L.C., a Michigan limited liability company

Aspen-Siesta Bay Limited Partnership, a Michigan limited partnership

Aspen-Silver Star II Limited Partnership, a Michigan limited partnership

Aspen-Town & Country Associates II, L.L.C., a Michigan limited liability company

Bedford Hills Mobile Village, L.L.C., a Michigan limited liability company

CM-GL Services, Inc., a Florida corporation

Family Retreat, Inc., a Michigan corporation
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K.S. Park Property, Owners Association, Inc., a Florida non-profit corporation

Miami Lakes Venture Associates, a Florida general partnership

Mt. Morris MHC, L.L.C., a Michigan limited liability company

Snowbird Concessions, Inc., a Texas corporation

SunChamp, LLC, a Michigan limited liability company

Sun Communities Acquisitions, LLC, a Michigan limited liability company

Sun Communities Financing, LLC, a Michigan limited liability company

Sun Communities Funding Limited Partnership, a Michigan limited partnership

Sun Communities Houston Limited Partnership, a Michigan limited partnership

Sun Communities Nevada GP L.L.C., a Michigan limited liability company

Sun Communities Nevada Limited Partnership, a Michigan limited partnership

Sun Communities Texas Limited Partnership, a Michigan limited partnership

Sun Communities Funding GP L.L.C., a Michigan limited liability company

Sun/Forest, LLC, a Michigan limited liability company

Sun GP L.L.C., a Michigan limited liability company

Sun Home Services, Inc., a Michigan corporation

Sun Texas Financial, LLC, a Michigan limited liability company

Sun Water Oak Golf, Inc., a Michigan corporation

Sun/York L.L.C., a Michigan limited liability company

Tallowwood Property Owners Association, Inc., a Florida non-profit corporation

White Oak Estates, L.L.C., a Michigan limited liability company

White Oak Estates Holding, LLC, a Michigan limited liability company